Consent of Independent Registered Public Accounting Firm
The Shareholders and Board of Trustees
The Cushing MLP Infrastructure Fund:
We consent to the use of our report dated January 28, 2019, incorporated by reference herein, for The Cushing MLP Infrastructure Fund, and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “General Information – Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
Columbus, Ohio
March 27, 2019